EXHIBIT 10.45

                               WAIVER, CONSENT AND
                                 AMENDMENT NO. 4
                       TO TERM LOAN AND SECURITY AGREEMENT

      THIS WAIVER, CONSENT AND AMENDMENT NO. 4 ("Amendment") is entered into as of September 24, 2009, by and among AIR INDUSTRIES MACHINING, CORP. ("Air"), SIGMA METALS, INC. ("Sigma"), WELDING METALLURGY, INC. ("WMI", and together with Air and Sigma, each a "Borrower" and collectively the "Borrowers"), AIR INDUSTRIES GROUP, INC. ("Air Group") and STEEL CITY CAPITAL FUNDING, LLC ("SCC").

                                   BACKGROUND

      Borrowers and SCC are parties to a Term Loan and Security Agreement (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement") dated as of August 24, 2007, pursuant to which SCC provided Borrower with certain financial accommodations.

      Borrowers (i) have violated Sections 6.5, 6.13 and 9.7 of the Loan Agreement and seek a waiver of the Events of Default arising from such violations as well as a waiver of the cross-default to the Senior Loan Agreement, and (ii) seek consent to (a) the Consignment Agreement between Sigma and TW Alloys and (b) Senior Lender reducing the Availability Block by the amount of the outstanding term loan under the Senior Loan Agreement and utilizing the resulting increased availability to repay in full such term loan, and SCC is willing to do so on the terms and conditions hereafter set forth.

      NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrowers by SCC and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

      2. Amendments to Loan Agreement. Subject to satisfaction of the conditions precedent set forth in Section 5 below, the Loan Agreement is hereby amended as follows:

            (a) Section 1.2 of the Loan Agreement is hereby amended by adding the following defined terms in their appropriate alphabetical order:

                  "Amendment No. 4" shall mean the Waiver, Consent and Amendment No. 4 to Term Loan and Security Agreement dated as of September __, 2009 by and among Borrowers and SCC.

                  "TW Alloys" shall mean TW Alloys with a place of business at 334 East Gardena Boulevard, Gardena, California 90248, a California corporation.

            (b) Section 1.2 of the Loan Agreement is hereby amended by amending the defined term "Term Loan Rate" in its entirety as follows:

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                  "Term Loan Rate" shall mean an interest rate per annum equal to (a) the sum of (i) the greater of (1) the Alternate Base Rate, or (2) 4.75%, (the "Prime Floor") plus (ii) six percent (6.00%) with respect to Domestic Rate Loans, and (b) the sum of (i) the greater of (1) the Eurodollar Rate, or (2) 2.25% (the "LIBOR Floor"), plus (ii) eight and one-half of one percent (8.50%) with respect to Eurodollar Rate Loans.

            (c) Section 2.1 of the Loan Agreement is hereby amended by adding the following sentence at the end thereof:

                  "Effective on the first day of the month following the effective date of Amendment No. 4, anything in this Agreement or the Term Note to the contrary notwithstanding, Borrowers shall make monthly payments of principal equal to $20,000 on the first day of each month."

            (d) Section 6.5(a) of the Loan Agreement is hereby deleted and Sections 6.5(b), (c) and (d) of the Loan Agreement are hereby amended in their entirety to provide as follows:

                  "(b) Fixed Charge Coverage Ratio. Maintain at all times a Fixed Charge Coverage Ratio of not less than 1.25 to 1.00, tested monthly for the three months ending September 30, 2009 and at the end of each month thereafter building to a rolling twelve (12) month basis. For purposes of calculating the Fixed Charge Coverage Ratio, the repayment of the term loan under the Senior Loan Agreement resulting from the reduction of the Availability Block shall be excluded.

                  (c) Funded Debt Ratio. Maintain at all times a ratio of Funded Debt (exclusive of Indebtedness subordinated to the Term Loan but inclusive of Indebtedness for borrowed money not subordinated to the Term Loan whether or not it has a maturity of more than one year from its date of creation) to EBITDA not greater than the ratio set forth below for the applicable time period:

                  Time Period                                       Ratio
                  -----------                                       -----

                  Three months ending September 30, 2009            8.50 to 1.00
                  Four months ending October 31, 2009               6.25 to 1.00
                  Five months ending November 30, 2009              4.80 to 1.00
                  Six months ending December 31, 2009               3.80 to 1.00

                  The Funded Debt Ratio covenant for the seven months ending January 31, 2010 and each month ending thereafter building to a rolling twelve (12) month period will be based upon the projections to be provided pursuant to Section 9.12 and acceptable to SCC.


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                  (d) Consolidated Basis. On and after the effective date of
                  Amendment No. 4, all financial covenants shall be determined for Air Group and its Subsidiaries on a consolidated basis and all financial statements and projections to be provided under this Agreement shall be provided for Air Group and its Subsidiaries on a consolidated and consolidating basis."

            (e) A new Section 7.24 is hereby added to the Loan Agreement which provides as follows:

                  "7.24 Payments to Sigma Vendors. Given the fact operations of Sigma have been discontinued since October 31, 2008, make cash payments to vendors of Sigma in excess of $150,000 in the aggregate during each of (i) the period September 1, 2009 through December 31, 2009, and (ii) each calendar year commencing January 1, 2010."

            (f) Section 9.2(a) is hereby amended by amending clause (x) to add the following language at the end thereof:

                  "together with a summary of accounts payable of Sigma which shows cash payments and forgiveness of debt by vendors to Sigma."

            (g) A new Section 9.17 is hereby added to the Loan Agreement which provides as follows:

                  "9.17 Additional Information. Provide SCC (1) within fourteen
                  (14) days of the effective date of Amendment No. 4 with the consolidated and consolidating audited and unqualified year end financial statements for 2008 and the revised year end financial statements for 2007, (2) during the first quarter of 2010, with an appraisal of inventory at Borrower's expense, which appraisal shall be in form and substance, and by an appraiser, acceptable to SCC, and (3) with 13 week cash flow forecasts together with the monthly financial statements to be delivered pursuant to Section 9.9."

      3. Consent. Subject to the satisfaction of the conditions precedent set forth in Section 5 below, SCC hereby consents to (i) the Consignment Agreement between Sigma and TW Alloys, and (ii) Senior Lender reducing the Availability Block by the amount of the outstanding term loan under the Senior Loan Agreement and utilizing the resulting availability to repay in full such term loan.

      4. Waiver. Subject to the satisfaction of the conditions precedent set forth in Section 5 below, SCC hereby waives the (i) breach of Section 6.5(c) of the Loan Agreement for the period commencing November 1, 2008 and ending August 31, 2009, (ii) breach of Section 6.5(d) of the Loan Agreement for the period commencing September 1, 2008 and ending May 31, 2009, (iii) breach of Section
6.13 of the Loan Agreement due to the failure to have new financial covenants implemented on a timely basis, (iv) breach of Section 9.7 of the Loan Agreement due to the failure to deliver the 2008 year end audited financial statements of Borrower, and (v) Event of Default under Section 10.13 of the Loan Agreement due to the events of default which occurred under the Senior Loan Agreement.


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

      5. Conditions of Effectiveness. This Amendment shall become effective upon receipt by SCC of (a) four (4) copies of this Amendment executed by Borrowers and Guarantor, (b) an amendment fee of $50,000, (c) a copy of an amendment to the Senior Loan Agreement which waives the existing defaults under the Senior Loan Agreement, amends the Senior Loan Agreement in a manner consistent with
Section 2(d), (e), (f) and (g) of this Amendment and consents to the execution and performance of this Amendment, (d) an executed copy of an amendment to the Subordinated Loan Documentation pursuant to which the Subordinated Lender agrees to defer any payments of the Subordinated Loan until the Obligations have been paid in full, and (e) payment of legal fees and disbursements of SCC's counsel.

      6. Representations and Warranties. Each Borrower hereby represents and warrants as follows:

            (a) This Amendment and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrowers and are enforceable against Borrowers in accordance with their respective terms.

            (b) Upon the effectiveness of this Amendment such Borrower hereby reaffirms all covenants, representations and warranties made in the Loan Agreement, and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

            (c) Borrowers have no defense, counterclaim or offset with respect to the Loan Agreement.

      7. Effect on the Loan Agreement.

            (a) Upon the effectiveness of Section 2 hereof, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

            (b) Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

            (c) Except as specifically provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of SCC, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

            (d) Upon the effectiveness of this Amendment, SCC will not charge interest at the Default Rate due to the occurrence of the Events of Default which have been waived pursuant to Section 4 of this Amendment.


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

            (e) The Senior Lender shall amend the Senior Loan Agreement so that the Receivables and Inventory of Sigma shall not create any availability under the Senior Loan Agreement.

      8. Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the internal laws of the State of New York.

      9. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

      10. Counterparts; Facsimile. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile or "pdf" transmission shall be deemed to be an original signature hereto.

                            [signature page follows]


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

      IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.


                                     AIR INDUSTRIES MACHINING, CORP.

                                     By: /s/ Peter Rettaliata
                                         ------------------------
                                     Name:  Peter Rettaliata
                                     Title: Chief Executive Officer & President


                                     SIGMA METALS, INC.

                                     By: /s/ Peter Rettaliata
                                         ------------------------
                                     Name:  Peter Rettaliata
                                     Title: Chief Executive Officer & President


                                     WELDING METALLURGY, INC.

                                     By: /s/ Peter Rettaliata
                                         ------------------------
                                     Name:  Peter Rettaliata
                                     Title: Chief Executive Officer & President


                                     STEEL CITY CAPITAL FUNDING, LLC,

                                     By: /s/ Ronald J. Comito
                                         ------------------------
                                     Name:  Ronald J. Comito
                                     Title: Senior Vice President

THE FOREGOING AMENDMENT IS HEREBY
ACKNOWLEDGED AND AGREED
BY THE FOLLOWING GUARANTOR:

AIR INDUSTRIES GROUP, INC.

By: /s/ Peter Rettaliata
    ------------------------
Name:  Peter Rettaliata
Title: Chief Executive Officer & President